Exhibit 23.01


                         Consent Of Independent Auditors

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77060, 33-93048, 333-49561, 333-56349, and 333-55827) of
our report dated February 8, 1999, with respect to the consolidated financial statements and schedule of ATMI, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


Ernst & Young LLP

Stamford, Connecticut
March 24, 1999
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